AMENDMENT NO. 6
TO THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(Investor Class Shares)
          The First Restated Master Distribution Plan (the “Plan”), effective as of July 1, 2004, and as subsequently amended, pursuant to Rule 12b-1, is hereby amended, effective February 6, 2013, as follows:
          WHEREAS, the parties desire to amend the Plan to change the name of Invesco Utilities Fund to Invesco Dividend Income Fund;
          NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
THE FIRST RESTATED
MASTER DISTRIBUTION PLAN
(INVESTOR CLASS SHARES)
(DISTRIBUTION AND SERVICE FEES)
          The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

Minimum
Asset
	Based	Maximum	Maximum
AIM COUNSELOR SERIES TRUST	Sales	Service	Aggregate
(INVESCO COUNSELOR SERIES TRUST)	Charge	Fee	Fee
Portfolio – Investor Class Shares

Invesco U.S. Quantitative Core Fund	0.00%	0.25%	0.25%

Minimum
Asset
	Based	Maximum	Maximum
AIM INTERNATIONAL MUTUAL FUNDS	Sales	Service	Aggregate
(INVESCO INTERNATIONAL MUTUAL FUNDS)	Charge	Fee	Fee
Portfolio – Investor Class Shares

Invesco International Core Equity Fund	0.00%	0.25%	0.25%

Minimum
Asset
	Based	Maximum	Maximum
AIM INVESTMENT FUNDS	Sales	Service	Aggregate
(INVESCO INVESTMENTS FUNDS)	Charge	Fee	Fee
Portfolio – Investor Class Shares

Invesco Global Health Care Fund	0.00%	0.25%	0.25%

	Minimum
	Asset
	Based	Maximum	Maximum
AIM SECTOR FUNDS	Sales	Service	Aggregate
(INVESCO SECTOR FUNDS)	Charge	Fee	Fee
Portfolio – Investor Class Shares

Invesco Energy Fund	0.00%	0.25%	0.25%
Invesco Gold & Precious Metals Fund	0.00%	0.25%	0.25%
Invesco Leisure Fund	0.00%	0.25%	0.25%
Invesco Dividend Income Fund	0.00%	0.25%	0.25%”
All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: February 6, 2013

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